UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2025

Cloudflare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Townsend Street
San Francisco, CA		94107
(Address of principal executive offices)		(Zip code)
(888) 993-5273
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On March 25, 2025, Maria Eitel, a Class II director of the Board of Directors (the “Board”) of Cloudflare, Inc. (the “Company”) and chair of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), notified the Company of her resignation from the Board, effective as of March 27, 2025. Ms. Eitel’s resignation from the Board was not based on any disagreement with the Company regarding its operations, policies, or practices. The Company appreciates Ms. Eitel’s service as a director.

Election of New Directors

Effective immediately after the effectiveness of Ms. Eitel’s resignation, the Board increased the size of the Board to nine members and appointed Stacey Cunningham, Karim Lakhani, and John Graham-Cumming to serve as members of the Board. Ms. Cunningham will serve as a Class III director with a term expiring at the Company’s 2025 annual meeting of stockholders, Dr. Lakhani will serve as a Class I director with a term expiring at the Company’s 2026 annual meeting of stockholders, and Dr. Graham-Cumming will serve as a Class II director with a term expiring at the Company’s 2027 annual meeting of stockholders. Each of Ms. Cunningham and Dr. Lakhani have also been appointed to serve on the Nominating Committee. The Board has determined that Ms. Cunningham and Dr. Lakhani are each independent under the rules of the New York Stock Exchange and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Cunningham, age 50, has served as Operating Partner of Advent International, a global private equity company, since October 2022. From May 2018 to January 2022, Ms. Cunningham served as President of NYSE Group, which includes the New York Stock Exchange, and as the New York Stock Exchange’s Chief Operating Officer from June 2015 until May 2018. Ms. Cunningham currently serves on the board of directors of the New York Stock Exchange. She holds a B.S. in Industrial Engineering from Lehigh University. There is no arrangement or understanding between Ms. Cunningham and any other persons pursuant to which she was selected as a director of the Company. In addition, Ms. Cunningham does not have an interest in any transactions that would be reportable pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Dr. Lakhani, age 54, has served as a professor of business administration at the Harvard Business School since July 2006. Since September 2010, he has served as the founder and co-director of the Laboratory for Innovation Science at Harvard and as the principal investigator of the NASA Tournament Laboratory. Since February 2022, he has also served as co-founder and chair of the Digital, Data, and Design (D^3) Institute at Harvard. Dr. Lakhani holds a B.Eng.Mgt. in Electrical Engineering and Management from McMaster University, an SM degree in Technology and Policy from MIT, and Ph.D. in Management from MIT. There is no arrangement or understanding between Dr. Lakhani and any other persons pursuant to which he was selected as a director of the Company. In addition, Dr. Lakhani does not have an interest in any transactions that would be reportable pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Dr. Graham-Cumming, age 57, served as the Company’s Chief Technology Officer from 2016 until March 2025. Prior to that, he served as a Programmer for the Company since December 2011. Dr. Graham-Cumming holds a B.A. and M.A. in Mathematics and Computation, a D.Phil. in “The formal development of secure systems” from the University of Oxford. There is no arrangement or understanding between Dr. Graham-Cumming and any other persons pursuant to which he was selected as a director of the Company. In 2024, pursuant to Dr. Graham-Cumming’s previous employment agreement with the Company, he received an annual base salary of €460,000 and an award of 30,742 restricted stock units granted under the Company’s 2019 Equity Incentive Plan, as amended, that vest quarterly over a four-year period subject to his continued service to the Company. In connection with joining the Board, Dr. Graham-Cumming agreed to forfeit all unvested portions of his outstanding Company equity awards that he previously received as an employee of the Company.

In connection with their services on the Board, Ms. Cunningham, Dr. Lakhani, and Dr. Graham-Cumming will receive the Company’s non-employee director compensation described in the Company's definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2024, and enter into an Indemnification Agreement with the Company, the form of which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2025.
Item 7.01 Regulation FD Disclosure.
On March 27, 2025, the Company issued a press release to announce the changes in Board membership described in Item 5.02 above. Such press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by Cloudflare, Inc., dated March 27, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: March 27, 2025	By:	/s/ Douglas Kramer
Douglas Kramer
Chief Legal Officer and Secretary